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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): FEBRUARY 28, 2006



                            LIBERTY MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                        001-16615             84-1288730
(State or other jurisdiction of           (Commission         (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)


                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (720) 875-5400

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
STANDARD; TRANSFER OF LISTING

(d)  TRANSFER OF LISTING

     As previously announced, the board of directors of Liberty Media Corporation (the "Company") has determined to create two new tracking stocks: the Liberty Interactive common stock and the Liberty Capital common stock (the "Proposed Tracking Stocks"), subject to certain conditions, including the receipt of requisite shareholder approval. The Liberty Interactive common stock will be intended to track and reflect the separate economic performance of the Interactive Group, which is expected to have attributed to it, among other assets, the Company's subsidiaries QVC, Inc. and Provide Commerce, Inc. as well as a portion of the Company's parent company debt. The Liberty Capital common stock will be intended to track and reflect the separate economic performance of the Capital Group, which is expected to have attributed to it all of the Company's businesses, assets and liabilities that are not part of the Interactive Group. If the Proposed Tracking Stocks are created and issued, each share of the Company's existing Series A common stock will be exchanged for a fraction of a share of Series A Liberty Interactive common stock and a fraction of a share of Series A Liberty Capital common stock, and each share of the Company's existing Series B common stock will be exchanged for a fraction of a share of Series B Liberty Interactive common stock and a fraction of a share of Series B Liberty Capital common stock (collectively, the "Exchange").

     On February 28, 2006, the board of directors of the Company determined that an application will be made to list the Proposed Tracking Stocks on The Nasdaq National Market. The Company's existing Series A common stock and Series B common stock currently trade on the New York Stock Exchange under the symbols "L" and "LMC.B", respectively. Subject to the creation and issuance of the Proposed Tracking Stocks and the listing of the Proposed Tracking Stocks on The Nasdaq National Market, the Company intends to withdraw its existing Series A common stock and Series B common stock from listing on the New York Stock Exchange effective concurrently with the Exchange. No assurances, however, can be given that the Proposed Tracking Stocks will be created or issued or that the Exchange will occur as currently contemplated or at all.

     The information in this Item 3.01 does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction. The Company may not offer or sell the Proposed Tracking Stocks until an applicable registration statement has been filed with and declared effective by the Securities and Exchange Commission.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) AND (c) DEPARTURE OF PRINCIPAL OFFICERS AND APPOINTMENT OF PRINCIPAL OFFICER

     Effective February 28, 2006, the Board of Directors of the Company appointed Gregory B. Maffei as President and Chief Executive Officer ("CEO") of the Company. Concurrently with Mr. Maffei's appointment, John C. Malone stepped down as CEO, but will remain Chairman of the Board and a director of the Company, and Robert R. Bennett stepped down as President, but will remain a director of the Company. Mr. Maffei will serve as President and CEO of the Company until the next annual meeting of the board of directors of the Company, or until his earlier death, resignation, disqualification or removal from office.

     Mr. Maffei, who was born on May 24, 1960, has been CEO-Elect and a director of the Company since November 8, 2005. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until he joined the Company. Before joining Oracle, Mr. Maffei spent more than five years at 360networks Corporation where he was the Chairman and Chief Executive Officer. Mr. Maffei currently serves as a director of Electronic Arts and Starbucks Coffee.

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     There is no family relationship between Mr. Maffei and any director or executive officer of the Company.

     As of the date of this report, Mr. Maffei has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K.

     Mr. Maffei has not entered into any employment agreement with the Company with respect to services to be rendered in his capacity as President and CEO of the Company. Compensation arrangements approved in connection with Mr. Maffei's initial appointment as CEO-Elect were disclosed in the Current Report on Form 8-K of the Company, filed on November 14, 2005, and currently remain in effect.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS

EXHIBIT NO.       NAME
----------        ----
99.1              Press Release, dated March 1, 2006.


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 3, 2006



                                       LIBERTY MEDIA CORPORATION

                                       By: /s/ CHRISTOPHER W. SHEAN
                                           ------------------------------------
                                           Name:  Christopher W. Shean
                                           Title: Senior Vice President
                                                  and Controller

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                                  EXHIBIT INDEX



EXHIBIT NO.       NAME
-----------       -----
99.1              Press Release, dated March 1, 2006.